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NEWS
	Media Contact:	MCS: Jamie DiGiovanni, (908) 234-9900, ext 43
	Investor Relations:	The Trout Group: Ritu Baral, (212) 477-9007, ext 25
	Company Contacts:	Columbia Laboratories, Inc. James Apostolakis, Vice Chairman (212) 588-1900 David Weinberg, Chief Financial Officer (973) 994-3999

FOR IMMEDIATE RELEASE

COLUMBIA LABORATORIES INITIATES U.S. STUDY IN

PREGNANT WOMEN AT HIGH RISK OF PRETERM DELIVERY

Safety and Efficacy of Prochieve® 8% (Progesterone Gel)

to Prevent Preterm Delivery Examined

LIVINGSTON, N.J.—November 12, 2003— Columbia Laboratories, Inc. (AMEX: COB) today announced the start of a multicenter U.S. clinical trial designed to prevent preterm delivery in pregnant women who are at increased risk for preterm birth. PROTERM, a 12-center study expected to enroll at least 625 patients, will compare Prochieve® 8% (progesterone gel) vs. placebo in a population of pregnant women at high-risk for preterm delivery, defined as less than 37 completed weeks of gestation.

“The number of babies born prematurely in this country is rising at an alarming rate and alternative therapies to the current standard of care are urgently needed to prevent premature labor and delivery,” said Ken Muse, M.D., associate professor in the Department of Obstetrics and Gynecology at the University of Kentucky Chandler Medical Center in Lexington, Kentucky and lead investigator of the PROTERM clinical study. “Preterm delivery accounts for more than 60

(more)

percent of infant mortality, and is a leading cause of health care expenditures in both the prenatal period and throughout the life of infant survivors.”

“We are hopeful that the PROTERM study will result in an important potential treatment for women at risk for premature delivery, which has been identified as one of the most significant health concerns in obstetrics today,” said Fred Wilkinson, Columbia’s Chairman, President and Chief Executive Officer. “The ability to demonstrate the safety and efficacy of a novel therapy in the prevention of premature delivery would represent an important milestone in our ongoing mission of providing women with innovative new products.”

Prochieve 8% (progesterone gel) is a bioadhesive product that is approved by the U.S. Food and Drug Administration (FDA) for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with progesterone deficiency.

PROTERM (PROgesterone Gel for Reducing PreTERM Labor and Delivery) is a Phase III, randomized, double-blind, placebo-controlled, multicenter study that will assess the efficacy, safety and tolerability of the natural progesterone vaginal gel, Prochieve 8%, in preventing preterm delivery in pregnant women who have either a history of a spontaneous preterm delivery, or have a cervical length of 2.5 cm or less, as measured by transvaginal ultrasound with the current pregnancy.

Prochieve 8% or placebo will be initiated in all randomized patients between 18 and 22 weeks of gestation and administered daily until delivery, withdrawal from the study, development of preterm rupture of the membranes, or until 37 completed weeks of gestation. Enrollment is expected to begin later this month and continue for nine to twelve months with an interim analysis available by late 2004.

“Since its market introduction in 1997, Columbia Laboratories’ patented progesterone gel has been used by OB/GYNs and fertility specialists to help infertile women safely and effectively achieve and sustain pregnancy in the first trimester,” said Wilkinson. “Results of this study may further our understanding about the important role of progesterone in maintaining a pregnancy.”

Prior studies have found prophylactic progestogen administration to be effective in reducing the incidence of preterm birth. Two studies published earlier this year have renewed researchers’ interest in the use of progestogens to prevent preterm labor and delivery. Positive results of a trial using weekly intramuscular injections of synthetic progesterone were published in The New England Journal of Medicine, and similar encouraging findings of a trial using daily administration of pharmacy-compounded, progesterone vaginal suppositories were published in the American Journal of Obstetrics and Gynecology.

More recently, the American College of Obstetricians and Gynecologists’ (ACOG) Committee on Obstetric Practice acknowledged the value of this research. The committee issued an opinion stating that progesterone may be used as treatment to help prevent preterm birth in women with a history of delivering prematurely. The opinion encourages additional research on this topic, particularly related to the ideal method of progesterone delivery. The March of Dimes commended ACOG for these guidelines and reaffirmed their call for research to better understand how women can benefit from progesterone in the prevention of preterm birth.

About Preterm Labor

Preterm delivery is the most vexing problem today in obstetrics. Despite intense efforts for prevention, the delivery rate prior to 37 weeks of gestation increased 12 percent in the United States in 2002. Approximately 20 percent of preterm births are the result of a physician’s decision to bring about delivery for maternal and fetal indications. The remainder of preterm deliveries is spontaneous, usually following the onset of premature labor or rupture of the membranes. The current standard of care to help prevent premature delivery includes bedrest, intensive prenatal care for high-risk women, and drug therapy, such as tocolytics, to stop uterine contractions.

About Prochieve 8%

Prochieve 8% utilizes Columbia Laboratories’ proprietary Bioadhesive Delivery System (BDS) to deliver progesterone vaginally in a convenient and easy-to-use pre-filled, tampon-like applicator. Using a bioadhesive polymer designed to adhere to the vaginal tissue, Prochieve 8% promotes controlled and sustained absorption of progesterone and minimizes leakage, a side effect commonly seen with vaginal suppositories. As a result, the product does not restrict normal activities. Prochieve 8% contains 90 mg of natural progesterone and is a safe treatment option for women of reproductive age.

The most common side effects of Prochieve 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. Prochieve 8% is contraindicated in patients with active thrombophlebitis or thromboembolic disorders, or a history of hormone-associated thrombophlebitis or thomboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

About Columbia Laboratories

Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women’s health care and endocrinology products, including those intended to treat infertility, dysmenorrhea, endometriosis and hormonal deficiencies. Columbia is also developing hormonal products for men and a buccal delivery system for peptides. Columbia’s products primarily utilize the company’s patented Bioadhesive Delivery System (BDS) technology. For more information, please visit www.columbialabs.com.

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, the successful completion of clinical trials, the impact of competitive products and pricing; success in obtaining acceptance and approval of new products and uses by FDA and international regulatory agencies; competitive economic and regulatory factors in the pharmaceutical and healthcare industry, and general economic conditions, and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statements.

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